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                                                                   Exhibit 10.15

EMG
EASY MONEY GROUP
5295 Greenwich Road, Suite 108
Virginia Beach, VA 23462


February 20, 2002


Mr. Paul Bunnell
Edens-Tower Plaza
790 Frontage Road
Northfield, IL  60093

Re: AMENDMENT TO THE ORIGINAL LOAN AGREEMENT DATED AUGUST 1, 2000 BETWEEN DEVILLE INVESTMENT CORPORATION AND EASY MONEY HOLDINGS CORPORATION

Dear Mr. Bunnell:

The following letter is meant to amend the original loan agreement dated August 1, 2000 between Deville Investment Corporation and Easy Money Holdings Corporation. The parties agree to the following amendment.

Easy Money Holdings Corporation will satisfy the $50,000 note payable to Deville Corporation by making full payment on the note under the following terms. It is the intent of the parties to make three installments: first installment amount of $10,000 and which includes accrued interest due upon signing document no later than February 5, 2002. Second installment due February 22, 2002 in the amount of $23,000. Third installment due March 15, 2002 shall include the remaining balance of the note including any accrued interest. In the event that these payments are not made in a timely fashion (within 5 days of their due dates), Deville, upon notification to the Easy Money Holdings Corporation (certified mailing only) and the failure of the Easy Money Holdings Corporation to cure the deficiency within 6 business days of notification, will have the right to accelerate the entire loan balance and make demand of the full note immediately. IN consideration of the above mentioned payment terms, Deville Investment Corporation has agreed to surrender 50% of all rights to current and future warrants, options or equity interest in Easy Money Holdings Corporation or affiliates. Specifically, Deville Investment Corporation has agreed to surrender their 50% right in certain warrants referred to in the original loan agreement dated August 1, 2000. If the Easy Money Holdings Corporation fails to satisfy this obligation under these terms, the warrants will not expire until the obligation is paid in full.

This will be the entire amendment to the original loan agreement dated August 1, 2000.

As authorized agents or representatives of the respectful parties, the following individual agrees to the above referenced terms.


/s/ David Greenberg                           /s/ Paul Bunnell
--------------------------------------        ----------------------------------
David Greenberg, President       Dated        Paul Bunnell, Agent          Dated
Easy Money Holdings Corporation               Deville Investment Corp.